                                                                   Exhibit P(vi)




                                    CONSENT

Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to be named as a person about to become a Trustee of The Park Avenue Portfolio (the "Trust") in Post-Effective Amendment No. 38 to the Trust's registration statement on Form N-1A filed with the Securities and Exchange Commission.




                                          /s/ Kathleen C. Cuocolo
                                          Name:  Kathleen C. Cuocolo
                                          Date:  November 15, 2005

                                     CONSENT

Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to be named as a person about to become a Trustee of The Park Avenue Portfolio (the "Trust") in Post-Effective Amendment No. 38 to the Trust's registration statement on Form N-1A filed with the Securities and Exchange Commission.



                                        /s/ William N. Goetzmann
                                        Name: William N. Goetzmann
                                        Date: November 14, 2005

                                     CONSENT

Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to be named as a person about to become a Trustee of The Park Avenue Portfolio (the "Trust") in Post-Effective Amendment No. 38 to the Trust's registration statement on Form N-1A filed with the Securities and Exchange Commission.



                                       /s/ Steven J. Paggioli
                                       Name: Steven J. Paggioli
                                       Date: November 10, 2005